UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 5, 2011

Monkey Rock Group, Inc.
(Exact Name of Registrant As Specified In Charter)

Delaware	1-15165	98-0208402
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employee Identification No.)

P.O. Box 1030
Sturgis, SD 57785
(Address of Principal Executive Offices)

(877) 523-4070
(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 5, 2011, Monkey Rock USA, LLC, a South Dakota limited liability company (“Monkey Rock USA”) and wholly-owned subsidiary of Monkey Rock Group, Inc.(the "Company"), entered into a real estate purchase agreement by and among Monkey Rock USA, Destination Daytona, LLC, a Florida liability company and Destination Daytona II, LLC, a Florida liability company (together with Destination Daytona, LLC, the “Sellers”) (the “Purchase Agreement”).

Subject to the terms and conditions of the Purchase Agreement, Monkey Rock USA will purchase certain parcels of land from the Sellers (the “Real Estate”) in exchange from a total purchase price of eleven million five hundred thousand dollars ($11,500,000).  A list of the acquired Real Estate can be found attached to the Purchase Agreement as Schedule 1.

The Purchase Agreement allows for a sixty day due diligence period (the “Due Diligence Period”).  At the conclusion of the Due Diligence Period, the parties to the Purchase Agreement have thirty days to close the transaction.  During the Due Diligence Period, Monkey Rock USA has the sole right to terminate the Agreement by written notice delivered to the Sellers.

The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONKEY ROCK GROUP, INC.

Date: February 15, 2011	By:	/s/ John Dent
John Dent
Chief Executive Officer